UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: March 11, 2022

(Date of earliest event reported)

The Eastern Company

 (Exact name of Registrant as specified in its charter)

Connecticut	001-35383	06-0330020
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		identification No.)

112 Bridge Street, Naugatuck, Connecticut	06770
(Address of principal executive offices)	(Zip Code)

(203) 729-2255

 (Registrant’s telephone number, including area code)

________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2)

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4( c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, No Par Value	EML	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws;

On March 11, 2022, the Board of Directors (the “Board”) of The Eastern Company (the “Company”) approved amended and restated Bylaws of the Company (the “Amended and Restated Bylaws”).  Consistent with the Connecticut Business Corporation Act and its recent amendments, and the Amended and Restated Bylaws, among other things, (a) clarify that the Board may determine that meetings of stockholders maybe held by remote communication, at which stockholders and proxy holders may participate and be deemed present in person and vote, whether such meetings are held at a designated place or solely by means of remote communication; (b) clarify that certain documents and notices may be given by electronic transmission; (c) clarify the ability of the Board to set meetings at a time, place, and frequency as  necessary; (d) clarify the role of the Chairman of the Board of Directors on the Executive Committee.

This description of the Amended and Restated Bylaws does not purport to be complete and is qualified in its entirety by reference to the text of the Amended and Restated Bylaws, which are attached hereto as Exhibit 3(ii) and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Title

3(ii)	Amended and Restated Bylaws of The Eastern Company

104	Cover Page Interactive Data File (cover page XBRL tags are embedded within the Inline XBRL document)

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SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

The Eastern Company
Date: March 11, 2022	By:	/s/John L. Sullivan III
John L. Sullivan III Vice President and Chief Financial Officer

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